SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 AUGUST 31, 1998

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600










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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On August 31, 1998 registrant issued a press release entitled Halliburton Completes Sale of M-I Interest to Smith International pertaining, among other things, to an announcement that Smith International has completed the purchase of registrant's 36 percent ownership interest in M-I L.L.C. for $265 million. The purchase price was in the form of a non-interest bearing promissory note due 240 days after the August 31, 1998 closing. All of M-I's debt will remain an obligation of M-I. This transaction completes registrant's commitment to sell its M-I interest in connection with registrant's pending merger with Dresser Industries, Inc. which is expected to close this fall.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated August 31, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HALLIBURTON COMPANY



Date:    August 31, 1998               By: /s/   Susan S. Keith
                                           -----------------------------
                                           Susan S. Keith
                                           Vice President and Secretary


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                                  EXHIBIT INDEX



Exhibit                                                  Sequentially
Number                     Description                   Numbered Page

20                         Press Release of              5 of 5
                           August 31, 1998
                           Incorporated by Reference

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